ISO
                              TERMS AND CONDITIONS

     ss. 1. General. These Terms and Conditions constitute a part of the BellSouth Corporation Stock Plan Incentive Stock Option (Non-Transferable) Agreement to which they are attached and apply to the ISO granted thereunder.

                  ss. 2.  Date Exercisable. This ISO shall be exercisable
  at any time in whole or in part (but if in part, in an amount equal to at least 100 shares or, if less, the number of shares remaining to be exercised under this Option Agreement) on any business day of BellSouth before the date such option expires under ss. 3 of this Agreement and after
  _____________________ .

     ss. 3. Expiration. This ISO shall expire and Optionee shall have no further rights under this Agreement on the earlier of

                           (a) the first date on or after the Grant Date on which Optionee is employed by, renders services to, consults with, acquires ownership of more than 5% of any class of stock of, or acquires beneficial ownership of more than 5% of the earnings or profits of, any corporation, partnership, proprietorship, trust or other entity which in BellSouth's judgment competes, directly or through any affiliate, with BellSouth or any Subsidiaries in any of their lines of business;

                           (b)  the date  Optionee's  employment
                  with BellSouth or a Subsidiary terminates (i) for any reason other than (A) death, (B) disability which entitles Optionee to disability benefits under the BellSouth Corporation Long Term Disability Plan or disability benefits under an alternative plan maintained by Optionee's employer which BellSouth determines to be comparable to such disability benefits, or (C) retirement which entitles Optionee to a "Service Pension" under the terms of the applicable BellSouth Personal Retirement Account Pension Plan or a BellSouth Supplemental Executive Retirement Plan, or a retirement pension under any alternative plan maintained by Optionee's employer which BellSouth determines to be comparable to such a Service Pension, or (ii) for cause or as a result of misconduct in connection with his or her employment;

                    (c) the date this ISO has been  exercised in full under this
               Agreement; or

                    (d) the last day of the 10-year  period  which begins on the
               Option Grant Date.

                  ss. 4. Method of Exercise. This ISO may be exercised by properly completing and actually delivering the applicable Notice of Exercise Form to BellSouth, together with payment in full of the Option Price for the shares of Stock the Optionee desires to purchase through such exercise in the manner specified in the Notice of Exercise Form. Subject to ss. 6 of this Agreement, and as provided in the Notice of Exercise Form, payment may be made in the form of cash or shares of Stock, or a combination of cash and shares of Stock.


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                  ss. 5.  Effective Date of Exercise. An exercise under ss.
4 shall be effective on the date a properly completed Notice of Exercise Form, together with payment of the Option Price, actually is delivered to and accepted by the executive compensation group at BellSouth headquarters, or as otherwise specified in an applicable Notice of Exercise Form.

                  ss. 6. Value of Stock. Any shares of Stock which are tendered to BellSouth as payment and any shares of Stock which are transferred by BellSouth shall be valued at their Fair Market Value on the date as of which the exercise is effective or, if the exercise is effective on a date other than a business day for the New York Stock Exchange, on the immediately preceding business day.

                  ss. 7. Nontransferable. No rights granted under this Agreement shall be transferable by Optionee during Optionee's lifetime, and such rights shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies before the expiration of this ISO as described in ss. 3 of this Agreement, any rights under this Agreement which did not expire prior to Optionee's death and any rights which arise as a result of Optionee's death shall be exercisable by Optionee's Beneficiary as determined under the Plan and such Beneficiary shall be treated as the Optionee under this Agreement upon the death of Optionee.

                  ss. 8. Employment and Termination. Neither the Plan, this Agreement, nor any related material, shall give Optionee the right to continue in employment by BellSouth or by a Subsidiary or shall adversely affect the right of BellSouth or a Subsidiary to terminate Optionee's employment with or without cause at any time.

                  ss. 9. Stockholder Status. Optionee shall have no rights as a stockholder with respect to any shares of Stock under this Agreement before the date such shares have been duly issued to Optionee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Stock except as expressly set forth in the Plan.

                  ss. 10. Other Laws. BellSouth shall have the right to refuse to issue or transfer any shares of Stock under this Agreement if BellSouth, acting in its absolute discretion, determines that the issuance or transfer of such shares might violate any applicable law or regulation or entitle BellSouth to recovery under Section 16(b) of the Securities Exchange Act of 1934, and any payment tendered in such event to exercise this option shall be promptly refunded to Optionee.

                  ss. 11. Exercise Restrictions. BellSouth shall have the right to restrict or otherwise delay the issuance of any shares of Stock purchased or paid under this Agreement until the requirements of any applicable laws or regulations and any stock exchange requirements have been in BellSouth's judgment satisfied in full. Furthermore, any shares of Stock which are issued as a result of purchases or payments made under this Agreement shall be issued subject to such restrictions and conditions on any resale and on any other disposition as BellSouth shall deem necessary or desirable under any applicable laws or regulations or in light of any stock exchange requirements.

                  ss. 12. Tax Matters. BellSouth shall withhold or retain from any payment to Optionee (whether or not such payment is made pursuant to this Agreement and including any payment which otherwise is due to be paid in the form of Stock under this Agreement) or take such other action as is permissible under the Plan which BellSouth deems necessary to satisfy any income or other tax withholding requirements as a result of an exercise under this Agreement or a disposition of shares acquired pursuant to such an exercise. Optionee by acceptance of this Agreement agrees to give immediate written notice to the Executive Compensation Matters Group at BellSouth headquarters of any disposition (as defined by section 424(c) of the Code) of shares of Stock acquired through the exercise of this ISO which occurs at any time within two years after the Grant Date or within one year after the transfer to the Optionee of such shares and agrees to comply with any other requirement which BellSouth may reasonably impose to meet its tax reporting or withholding requirements arising from Optionee's exercise under this Agreement or disposition of shares so acquired.

                  ss. 13. Jurisdiction and Venue. Acceptance of this Agreement shall be deemed to constitute Optionee's consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.



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                  ss. 14. Certain Employment Transfers. In the event
Optionee is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a Subsidiary, then Optionee shall not be deemed to have terminated his or her employment under this Agreement until such time, if any, as Optionee terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of Optionee's assignment, or Optionee otherwise fails to meet the terms of Optionee's assignment, at which time Optionee's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under ss. 3(b) of this Agreement.


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                   15. Change in Control. This ISO shall become fully
vested and exercisable upon a Change in Control and following such event accordingly shall be exercisable without regard to (i) any dates otherwise specified in this Agreement and (ii) any conditions specified in this Agreement for the forfeiture of the ISO, including any conditions related to termination of employment or competition, provided that this ISO in all events shall expire on the expiration date in ss. 3(e).

                ss. 16.    Miscellaneous.
                           -------------

                    (a) Optionee's  rights under this Agreement can be modified, suspended or canceled in accordance with the terms of the Plan.

                           (b) This Agreement shall be subject
                  to the provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and, unless defined in this Agreement, any capitalized terms in this Agreement shall have the same meaning assigned to those terms under the Plan.

                    (c) The Plan and this  Agreement  shall be  governed  by the laws of the State of Georgia.

                           (d) The exercise of this ISO shall not be
                  affected by the exercise or non-exercise of any nonqualified stock option or by the exercise or non-exercise of any other option granted to Optionee by BellSouth or any Parent Corporation, Subsidiary or predecessor corporation which constitutes an "incentive stock option" (within the meaning of Code ss. 422).



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           BellSouth Corporation Stock Plan


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  Granted To      Grant      Number of     Option Price    Expiration
  (Optionee)       Date      Shares         $ Per Share    Date
  Social
  Sec. No.

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                                               Incentive Stock Option
                                                  (Non-Transferable)

                                                  A G R E E M E N T


BellSouth Corporation ("BellSouth"), a Georgia corporation, pursuant to action of its Board of Directors ("Board") and in accordance with the BellSouth Corporation Stock Plan ("Plan"), hereby grants an Incentive Stock Option ("ISO") to the Optionee named above to purchase from BellSouth the above stated number of shares of BellSouth common stock, $1.00 par value ("Stock"), at an option price per share ("Option Price") as stated above. This ISO is subject to the Terms and Conditions which are a part of and are attached to this Agreement and to the further terms and conditions applicable to ISOs set forth in the Plan. This ISO is granted effective as of the Option Grant Date stated above. It shall expire on the Expiration Date stated above, and accordingly shall not be exercisable on and after that date, subject to its earlier expiration under section 3 of the attached Terms and Conditions.


BellSouth Corporation


By: _____________________

    Authorized Officer